Exhibit 99.01

Glu Reports Fourth Quarter and Full Year 2017 Financial Results

  Fourth quarter revenue up 73% year over year to $80.2 million; full-year 2017 revenue up 43% to $286.8 million
  Fourth quarter bookings grow 44% year over year to $83.2 million; full-year 2017 bookings reach record $320.4 million, up 50% year over year
  Collaborates with Disney Interactive on upcoming mobile game

SAN FRANCISCO--(BUSINESS WIRE)--February 8, 2018--Glu Mobile Inc. (NASDAQ: GLUU), a leading global developer and publisher of mobile games, today announced financial results for its fourth quarter and full year ended December 31, 2017. In addition, the company provided its initial outlook for its financial performance in the first quarter and for the full year 2018.

Nick Earl, Chief Executive Officer, stated, “Our fourth quarter performance and financial results capped off a historic year for Glu. We successfully executed on our three-pillar growth strategy built around creative IP, operating excellence, and financial discipline. While much work remains, we made significant progress in transforming the company to a creative, product driven mobile game developer that generates more consistent and improved operating and financial results.”

“As we look to 2018 and beyond we are focused on delivering live ops within our existing portfolio, including social interaction and new features that will enhance our user engagement and game experience. As far as new titles, we have significant activity in our new game pipeline highlighted by our recent announcement with Disney Interactive, including the first two major greenlit titles under our new growth strategy. We believe we are well positioned to deliver significantly improved results in 2018 to further build shareholder value.”

Fourth Quarter 2017 Financial Highlights:

	Three Months Ended
	December 31,
$ in millions, except per share data	2017	2016

Revenue	$80.2	$46.3
Bookings	$83.2	$57.8
Gross margin	29.5%	55.9%
Net loss	($39.6)	($17.2)
Net loss per share – basic and diluted	($0.29)	($0.13)
Weighted-average common shares outstanding – basic and diluted	137.7	133.7
Cash and cash equivalents	$63.8	$102.1
Cash (used in) / generated from operations	$5.1	($0.2)
Cash paid for royalty advances that are included in cash (used in) / generated from operations	($3.4)	($4.1)

Full Year 2017 Financial Highlights:

	Year Ended
	December 31,
$ in millions, except per share data	2017	2016

Revenue	$286.8	$200.6
Bookings	$320.4	$214.0
Gross margin	50.8%	40.1%
Net loss	($97.6)	($87.4)
Net loss per share – basic and diluted	($0.72)	($0.66)
Weighted-average common shares outstanding – basic and diluted	135.7	131.8
Cash and cash equivalents	$63.8	$102.1
Cash used in generated from operations	($28.1)	($19.8)
Cash paid for royalty advances that are included in cash used in operations	($24.4)	($25.8)

“Over the last 18 months we streamlined the business by consolidating studios and moving more of our operations to our low-cost India location as well as to our San Francisco creative center. Our bookings grew approximately 50% on a year over year basis, driven by the strength of our Growth games and outperformance by key Evergreen titles,” Said Eric R. Ludwig, Chief Operating Officer and Chief Financial Officer. “This outperformance enabled us to reach our goal of profitability on an adjusted EBITDA basis, excluding $26.1 million in royalty impairment charges, one quarter ahead of our expectation.”

“We expect sustained, growing adjusted EBITDA profitability quarter over quarter throughout 2018 with significant growth in absolute dollars from the first half of the year to the second half. As such, we expect to achieve meaningful adjusted EBITDA profitability and to generate positive free cash flow in 2018.”

Recent Developments and Strategic Initiatives:

  Glu Collaborates with Disney Interactive on Upcoming Mobile Game: Glu announced today it is collaborating with Disney Interactive on the development of an upcoming mobile game led by Glu Senior Vice President and Creative Leader Mike Olsen. The game is expected to include characters and stories from across Disney and Pixar franchises.
  Glu Announces Sale of its Moscow Studio: During the quarter, Glu announced it has completed the divestiture of its Moscow studio along with the sale of several titles developed by that location. Glu will receive aggregate consideration of approximately $4.7 million, consisting of $3.2 million in cash and the assumption of approximately $1.5 million in minimum guaranteed royalty payments. In addition, Glu will receive transitional services with a fair value of $0.5 million.
  Glu Adds Tesla’s Chief People Officer Gabrielle Toledano to Board of Directors: Glu announced the appointment of Gabrielle Toledano to the company’s Board of Directors. In addition to her current role at Tesla, Toledano has an extensive background in gaming and strategic talent development, having spent 10 years at Electronic Arts Inc. most recently as the company’s Chief Talent Officer and Executive Vice President. She is uniquely positioned to offer world-class experience as Glu continues to evolve its talent and growth strategies.

Financial Outlook as of February 8, 2018:

Glu is providing its financial outlook for the first quarter of 2018 and for the full year 2018 as follows:

First Quarter 2018 Guidance:

In millions	Low	High
Bookings	$72.0	$74.0
Platform commissions, excluding any impact of deferred platform commissions	$18.5	$19.1
Royalties, excluding any impact of deferred royalties	$4.7	$4.8
Hosting and other costs	$1.9	$2.0
Marketing expenses	$17.7	$18.0
Adjusted other operating expenses	$28.1	$28.1
Depreciation	$1.0	$1.0
Income tax	$0.1	$0.1
Stock-based compensation	$5.0	$5.0
Transitional costs	$1.8	$1.9
Restructuring costs	$0.0	$0.0
Amortization of intangible assets	$1.5	$1.5
Weighted-average common shares outstanding – basic	138.9	138.9
Weighted-average common shares outstanding – diluted	146.0	146.0

Full Year 2018 Guidance:

In millions	Low	High
Bookings	$325.0	$335.0
Platform commissions, excluding any impact of deferred platform commissions	$84.2	$86.8
Royalties, excluding any impact of deferred platform royalties	$24.2	$24.9
Hosting and other costs	$7.4	$7.6
Marketing expenses	$76.0	$78.5
Adjusted other operating expenses	$119.0	$119.0
Depreciation	$3.8	$3.8
Income tax	$0.4	$0.4
Stock-based compensation	$20.2	$20.2
Transitional costs	$1.8	$1.9
Restructuring costs	$0.0	$0.0
Amortization of intangible assets	$6.4	$6.4
Weighted-average common shares outstanding – basic	140.3	140.3
Weighted-average common shares outstanding – diluted	146.8	146.8
Cash and short-term investments	At least $80m

Glu does not provide guidance on a GAAP basis primarily due to the fact that Glu is unable to predict, with reasonable accuracy, future changes in its deferred revenue and corresponding cost of revenue. The amount of Glu’s deferred revenue and cost of revenue for any given period is difficult to predict due to differing estimated useful lives of paying users across games, variability of monthly revenue, platform commissions and royalties by game and unpredictability of revenue from new game releases. Future changes in deferred revenue and deferred cost of revenue are uncertain and could be material to Glu’s results computed in accordance with GAAP. Accordingly, Glu is unable to provide a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure without unreasonable effort.

Quarterly Conference Call Information:

Glu will discuss its quarterly results via teleconference today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). Please dial (866) 582-8907 (domestic), or (760) 298-5046 (international), with conference ID # 9881828 to access the conference call at least five minutes prior to the 2:00 p.m. Pacific Time start time. A live webcast and replay of the call will also be available on the investor relations portion of the company's website at www.glu.com/investors. An audio replay will be available between 5:00 p.m. Pacific Time, February 8, 2017, and 8:59 p.m. Pacific Time, February 15, 2017, by calling (855) 859-2056, or (404) 537-3406, with conference ID # 9881828.

Disclosure Using Social Media Channels

Glu currently announces material information to its investors using SEC filings, press releases, public conference calls and webcasts. Glu uses these channels as well as social media channels to announce information about the company, games, employees and other issues. Given SEC guidance regarding the use of social media channels to announce material information to investors, Glu is notifying investors, the media, its players and others interested in the company that in the future, it might choose to communicate material information via social media channels or, it is possible that information it discloses through social media channels may be deemed to be material. Therefore, Glu encourages investors, the media, players and others interested in Glu to review the information posted on the company forum (http://ggnbb.glu.com/forum.php) and the company Facebook site (https://www.facebook.com/glumobile) and the company twitter account (https://twitter.com/glumobile). Investors, the media, players or other interested parties can subscribe to the company blog and twitter feed at the addresses listed above. Any updates to the list of social media channels Glu will use to announce material information will be posted on the Investor Relations page of the company's website at www.glu.com/investors.

Use of Non-GAAP Financial Measures

To supplement Glu's unaudited condensed consolidated financial data presented in accordance with GAAP, Glu uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Glu's results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by Glu include historical and estimated bookings, platform commissions, excluding any impact of deferred platform commissions, royalties, excluding any impact of deferred royalties, and adjusted operating expenses. These non-GAAP financial measures exclude the following items from Glu's unaudited consolidated statements of operations:

  Change in deferred platform commissions;
  Change in deferred royalties;
  Non-cash warrant (benefit)/expense;
  Impairment and amortization of intangible assets;
  Stock-based compensation expense;
  Restructuring charges; and
  Transitional costs.

Bookings do not reflect the deferral of certain game revenue that Glu recognizes over the estimated useful lives of paying users of Glu’s games and excludes changes in deferred revenue and litigation settlement proceeds.

Glu may consider whether significant items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Glu believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding Glu's performance by excluding certain items that may not be indicative of Glu's core business, operating results or future outlook. Glu's management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing Glu's operating results, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of Glu's performance to prior periods.

Cautions Regarding Forward-Looking Statements

This news release contains forward-looking statements, including those regarding our “Financial Outlook as of February 8, 2018” (“First Quarter 2018 Guidance” and “Full Year 2018 Guidance”), and the statements that we are focused on delivering live ops within our existing portfolio, including social interaction and new features that will enhance our user engagement and game experience; we have significant activity in our new game pipeline highlighted by our recent announcement with Disney Interactive, including the first two major greenlit titles under our new growth strategy; we believe we are well positioned to deliver significantly improved results in 2018 to further build shareholder value; we expect sustained, growing adjusted EBITDA profitability quarter over quarter throughout 2018 with significant growth in absolute dollars from the first half of the year to the second half; we expect to achieve meaningful adjusted EBITDA profitability and to generate positive free cash flow in 2018; our upcoming title on which we are collaborating with Disney Interactive is expected to include characters and stories from across Disney and Pixar franchises; and that Gabrielle Toledano is uniquely positioned to offer world-class experience as Glu continues to evolve its talent and growth strategies. These forward-looking statements are subject to material risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Investors should consider important risk factors, which include: the risk that Glu may not realize the expected benefits of its collaboration with Disney Interactive; the risk that consumer demand for smartphones, tablets and next-generation platforms does not grow as significantly as we anticipate or that we will be unable to capitalize on any such growth; the risk that we do not realize a sufficient return on our investment with respect to our efforts to develop free-to-play games for smartphones, tablets and next-generation platforms, the risk that we will be unable build successful growth titles that provide predictable bookings and year over year growth; the risk that we will not be able to maintain our good relationships with Apple and Google; the risk that our development expenses for games for smartphones, tablets and next-generation platforms are greater than we anticipate; the risk that our recently and newly launched games are less popular than anticipated or decline in popularity and monetization rate more quickly than we anticipate; the risk that our newly released games will be of a quality less than desired by reviewers and consumers; the risk that the mobile games market, particularly with respect to free-to-play gaming, is smaller than anticipated; the risk that we may lose a key intellectual property license; the risk that we are unable to recruit and retain qualified personnel for developing and maintaining the games in our product pipeline resulting in reduced monetization of a game, product launch delays or games being eliminated from our pipeline altogether; and other risks detailed under the caption "Risk Factors" in our Form 10-Q filed with the Securities and Exchange Commission on November 9, 2017 and our other SEC filings. You can locate these reports through our website at http://www.glu.com/investors. We are under no obligation, and expressly disclaim any obligation, to update or alter our forward-looking statements whether as a result of new information, future events or otherwise.

About Glu Mobile

Glu Mobile (NASDAQ: GLUU) is a leading creator of mobile games. Founded in 2001, Glu is headquartered in San Francisco with Bay Area studios in Burlingame and San Mateo, and international locations in Toronto and Hyderabad. With a history spanning over a decade, Glu’s culture is rooted in taking smart risks and fostering creativity to deliver world-class interactive experiences for our players. Glu’s diverse portfolio features top-grossing and award-winning original and licensed IP titles including, Cooking DASH, Covet Fashion, Deer Hunter, Design Home, MLB Tap Sports Baseball and Kim Kardashian: Hollywood available worldwide on various platforms including the App Store and Google Play. For more information, visit www.glu.com or follow Glu on Twitter, Facebook and Instagram.

Cooking DASH, Covet Fashion, Deer Hunter, Design Home, Tap Sports, Glu and Glu Mobile are trademarks of Glu Mobile Inc.

Glu Mobile Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2017	2016	2017	2016

Revenue	$80,212	$46,309	$286,827	$200,581

Cost of revenue:
Platform commissions, royalties and other	28,980	17,468	103,499	75,239
Impairment of prepaid royalties and minimum guarantees	26,067	123	27,323	30,107
Impairment and amortization of intangible assets	1,535	2,811	10,331	14,792
Total cost of revenue	56,582	20,402	141,153	120,138
Gross profit	23,630	25,907	145,674	80,443

Operating expenses:
Research and development	21,395	20,766	92,420	81,879
Sales and marketing	26,341	14,387	104,356	48,050
General and administrative	8,552	8,134	34,425	30,225
Restructuring (benefit)/charge	(21)	-	6,019	2,279
Total operating expenses	56,267	43,287	237,220	162,433

Loss from operations	(32,637)	(17,380)	(91,546)	(81,990)

Interest and other expense, net:
Interest income /(expense), net	(16)	(60)	9	(2)
Other expense	(6,494)	(54)	(6,859)	(5,749)
Interest and other expense, net	(6,510)	(114)	(6,850)	(5,751)

Loss before income taxes	(39,147)	(17,494)	(98,396)	(87,741)
Income tax benefit/(provision)	(420)	280	826	301
Net loss	$(39,567)	$(17,214)	$(97,570)	$(87,440)

Net loss per common share - basic and diluted	$(0.29)	$(0.13)	$(0.72)	$(0.66)

Weighted average common shares outstanding - basic and diluted	137,697	133,738	135,715	131,804

Stock-based compensation expense included in:
Research and development	$1,940	$1,401	$6,460	$4,567
Sales and marketing	466	344	1,289	1,091
General and administrative	2,018	1,922	7,314	7,605
Total stock-based compensation expense	$4,424	$3,667	$15,063	$13,263

Glu Mobile Inc.
Consolidated Balance Sheets
(in thousands)
(unaudited)
	December 31,	December 31,
	2017	2016

ASSETS
Cash and cash equivalents	$63,764	$102,102
Accounts receivable, net	34,673	21,477
Prepaid royalties	2,994	12,465
Restricted Cash	602	-
Prepaid expenses and other current assets	35,543	18,986
Total current assets	137,576	155,030

Property and equipment, net	14,630	5,640
Restricted cash	-	1,312
Long-term prepaid royalties	9,302	31,288
Other long-term assets	3,299	3,506
Intangible assets, net	18,264	25,896
Goodwill	116,227	116,832
Total assets	$299,298	$339,504

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$21,203	$16,298
Accrued liabilities	1,154	1,788
Accrued compensation	20,603	12,495
Accrued royalties	11,782	8,623
Accrued restructuring	759	271
Deferred revenue	77,403	44,865
Total current liabilities	132,904	84,340
Long-term accrued royalties	7,300	20,836
Other long-term liabilities	5,234	1,514
Total liabilities	145,438	106,690

Common stock	14	13
Additional paid-in capital	589,962	571,243
Accumulated other comprehensive (loss)/income	(6)	246
Accumulated deficit	(436,110)	(338,688)
Stockholders' equity	153,860	232,814
Total liabilities and stockholders' equity	$299,298	$339,504

Glu Mobile Inc.
Supplemental Financial Information
(in thousands)
(unaudited)

	September 30,	December 31,	March 31,	June 30,	September 30,	December 31,
	2016	2016	2017	2017	2017	2017

GAAP gross profit/(loss)	$(4,693)	$25,907	$31,874	$40,747	$49,423	$23,630
Impairment and amortization of intangible assets	7,320	2,811	3,262	3,171	2,363	1,535
Non-cash warrant (benefit)/expense	(6)	(26)	62	-	-	569
Change in deferred revenue	(102)	11,464	12,248	13,863	4,533	2,986
Change in deferred platform commissions	96	(3,126)	(3,479)	(3,583)	(1,107)	(707)
Change in deferred royalties	(294)	(200)	145	(1,032)	153	(355)

GAAP operating expense	$37,252	$43,287	$54,528	$64,545	$61,880	$56,267
Stock-based compensation	(3,090)	(3,667)	(3,541)	(3,523)	(3,575)	(4,424)
Transitional costs	-	(802)	(1,582)	(1,924)	(506)	(336)
Restructuring charge	(57)	-	(3,712)	(926)	(1,402)	21

GAAP research and development expense	$20,080	$20,766	$25,032	$23,989	$22,004	$21,395
Transitional costs	-	(83)	(1,115)	(1,821)	(90)	(179)
Stock-based compensation	(1,135)	(1,401)	(1,441)	(1,558)	(1,521)	(1,940)

GAAP sales and marketing expense	$10,104	$14,387	$17,287	$30,952	$29,776	$26,341
Transitional costs	-	(39)	(53)	53	-	-
Stock-based compensation	(263)	(344)	(362)	(178)	(283)	(466)

GAAP general & administrative expense	$7,011	$8,134	$8,497	$8,678	$8,698	$8,552
Transitional costs	-	(680)	(414)	(156)	(417)	(157)
Stock-based compensation	(1,692)	(1,922)	(1,738)	(1,787)	(1,771)	(2,018)

Other supplemental financial information
Depreciation	$768	$804	$790	$830	$827	$747
Foreign currency exchange (gain)/loss	1,035	294	129	(48)	(78)	17
Loss/(income) from change in fair value of strategic investments	630	(255)	-	-	-	-
Income tax provision/(benefit)	129	(280)	(12)	(177)	(1,057)	420
Interest (income)/expense	(12)	74	(7)	(13)	(5)	16

In addition to the reasons stated above, which are generally applicable to each of the items Glu excludes from its non-GAAP financial measures, Glu believes it is appropriate to exclude certain items for the following reasons:

Change in Deferred Platform Commissions and Deferred Royalties. At the date we sell certain premium games and micro-transactions, Glu has an obligation to provide additional services and incremental unspecified digital content in the future without an additional fee. In these cases, we recognize any associated cost of revenue, including platform commissions and royalties, on a straight-line basis over the estimated life of the paying user. Internally, Glu’s management excludes the impact of the changes in deferred platform commissions and deferred royalties related to its premium and free-to-play games in its non-GAAP financial measures when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. Glu believes that excluding the impact of the changes in deferred platform commissions and deferred royalties from its operating results is important to facilitate comparisons to prior periods and to understand Glu’s operations.

Non-cash Warrant (benefit)/expense. Glu recorded non-cash charges related to the warrants to purchase shares of common stock issued to certain brand holders as part of third party licensing, development and publishing arrangements. These charges were recorded in cost of revenue. When evaluating the performance of its consolidated results, Glu does not consider non-cash warrant charges as it places a greater emphasis on overall stockholder dilution rather than the accounting charges associated with any warrants. As the non-cash warrant expense impacts comparability from period to period Glu believes that investors benefit from a supplemental non-GAAP financial measure that excludes these charges.

Impairment and Amortization of Intangible Assets. When analyzing the operating performance of an acquired entity or intangible asset, Glu's management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid) without taking into consideration any allocations made for accounting purposes. Because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets (including acquired in-process technology and goodwill), when analyzing the operating performance of an acquisition in subsequent periods, Glu's management excludes the GAAP impact of acquired intangible assets to its financial results. Glu believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense associated with acquired intangible assets.

Stock-Based Compensation Expense. Glu applies the fair value provisions of ASC 718, Compensation-Stock Compensation (“ASC 718”). ASC 718 requires the recognition of compensation expense, using a fair-value based method, for costs related to all share-based payments. Glu's management team excludes stock-based compensation expense from its short and long-term operating plans. In contrast, Glu's management team is held accountable for cash-based compensation and such amounts are included in its operating plans. Further, when considering the impact of equity award grants, Glu places a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants. Glu believes it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of its business.

Restructuring Charges. Glu undertook restructuring activities in the first, second and third quarters of 2017 and the first, second and third quarters of 2016 and recorded cash restructuring charges due to the termination of certain employees in Asia and certain U.S. offices. Glu recorded the severance costs as an operating expense when it communicated the benefit arrangement to the employee and no significant future services, other than a minimum retention period, were required of the employee to earn the termination benefits. Additionally, Glu recorded restructuring charges upon exiting portions of certain facilities in Asia and the US in the first, second, and third quarters of 2017 and the second and third quarters of 2016. Glu believes that these restructuring charges do not reflect its ongoing operations and that investors benefit from a supplemental non-GAAP financial measure that excludes these charges.

Transitional Costs. GAAP requires expenses to be recognized for various types of events associated with a business acquisition such as legal, accounting and other deal related expenses. Glu has incurred various costs related to the acquisition and integration of Crowdstar, and Dairy Free Games into Glu’s operations. Glu recorded these acquisition and transitional costs as operating expenses when they were incurred. Glu believes that these acquisition and transitional costs affect comparability from period to period and that investors benefit from a supplemental non-GAAP financial measure that excludes these expenses.

CONTACT:
Investor Relations:
Ellipsis
Bob Jones / Taylor Krafchik
646-776-0886
IR@glu.com